UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: February 14, 2007
                        ---------------------------------
                        (Date of earliest event reported)

                         TIDELANDS OIL & GAS CORPORATION
                         -------------------------------
               (Exact Name of Registrant as Specified in Charter)

            Nevada                       0-29613                 66-0549380
            ------                       --------                ----------
(State of Other Jurisdiction      (Commission File No.)        (IRS Employer
        Incorporation)                                       Identification No.)

                   1862 West Bitters Rd. San Antonio, TX 78248
               (Address of Principal Executive Offices) (Zip Code)

                 Registrant's telephone number: (210) 764 - 8642


            --------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CAR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CAR 240.13e-4(c))


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Item 1.01      Entry into a Material Definitive Agreement.


2007 Non-Qualified Stock Grant and Option Plan

On February 14, 2007, the Board of Directors of Tidelands Oil & Gas Corporation (the "Company") adopted the Company's 2007 Non-Qualified Stock Grant and Option Plan (the "Stock Plan").

Purpose. The purpose of the Stock Plan is to provide our employees, consultants, other service providers, attorneys and directors an incentive, through ownership of our common stock, to continue in service to the Company, and to conserve cash by making payments to certain service providers in stock grants, and to help us compete effectively with other enterprises for the services of qualified individuals.

Shares Reserved for Issuance under the Stock Plan. A total of 35,000,000 shares of common stock will be reserved initially for issuance under the Stock Plan, subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the company.

Basic Terms and Conditions of Awards. The Stock Plan shall be administered by the Board of Directors (or a committee appointed by the Board). The Stock Plan provides for the grant of stock options and restricted or unrestricted stock (collectively referred to as "awards"). Stock options granted under the Stock Plan will be nonqualified stock options. Awards of shares or stock options may be granted to employees, consultants, attorneys, other service providers and directors.

Subject to applicable laws, the Board has the authority, in its discretion, to select employees, consultants, attorneys, other service providers and directors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or the amount of other consideration to be covered by each award, to approve award agreements for use under the Stock Plan, to determine the terms and conditions of any award (including the vesting schedule applicable to the award), to amend the terms of any outstanding award granted under the Plan, to construe and interpret the terms of the Stock Plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the Stock Plan, as the Board deems appropriate.

Awards granted under the Stock Plan may be exercisable at such times and under such conditions as determined by the Board, and vesting may be subject to continued service. The exercise or purchase price shall be determined by the Board. The exercise or purchase price is generally payable in cash, check, shares of common stock or, with respect to options, payment through a broker-dealer sale and remittance procedure or a "net exercise" procedure.

Corporate Transaction. Effective upon the consummation of a Corporate Transaction (as defined in the Stock Plan), all outstanding awards will be assumed by any successor corporation, unless the Board determines, in its sole discretion, to fully vest an award in lieu of assumption.

The foregoing summary of the Stock Plan's material terms is qualified in its entirety by reference to the complete terms of the Stock Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K. A copy of a form of stock option award agreement is attached hereto as Exhibit 10.2. A copy of a form of restricted stock agreement is attached hereto as Exhibit 10.3.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.    Description of Exhibit

10.1           2007 Stock Grant and Option Plan
10.2           Form of Option Award Agreement
10.3           Form of Restricted Stock Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        TIDELANDS OIL & GAS CORPORATION


Date: February 16, 2007                 By: /s/ James B. Smith
                                           -------------------------------------
                                           James B. Smith
                                           President and Chief Executive Officer




EXHIBIT INDEX

Exhibit No.    Description of Exhibit

10.1           2007 Non-Qualified Stock Grant and Option Plan
10.2           Form of Option Award Agreement
10.3           Form of Restricted Stock Agreement












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